EXHIBIT 99.1

                                    AGREEMENT

      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Butler International, Inc. or any subsequent acquisitions or dispositions of equity securities of Butler International, Inc. by any of the undersigned.

Dated: May 9,  2000


HOLLYBANK INVESTMENT L.P.                      DORSEY R. GARDNER

BY:   /s/ Timothy G. Caffrey                   BY:   /s/ Timothy G. Caffrey
      -------------------------                     ---------------------------
      Timothy G. Caffrey,                            Timothy G. Caffrey,
      General Partner                                Attorney-in-Fact

                                                /s/ Timothy G. Caffrey
                                                ------------------------
                                                Timothy G. Caffrey